UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒		Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

FEIHE INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

June 17, 2013

Dear Shareholder:

THE SPECIAL MEETING IS FAST APPROACHING—AND YOUR VOTE IS IMPORTANT!

According to our latest records, your vote has not yet been received for the important June 26th special meeting of shareholders of Feihe International, Inc., at which a proposed merger agreement will be considered. If the proposed merger is approved, you will have the right to receive $7.40 in cash for each share of common stock you own following the effective time of the merger, subject to the terms of the proposed merger. However, if shareholders fail to approve the merger agreement, you will not have this opportunity to receive cash for your shares.

Your board of directors, after careful consideration and acting on the unanimous recommendation of a special committee comprised entirely of independent directors, recommends that you vote FOR the proposed merger agreement.

WORLD’S LEADING INDEPENDENT VOTING ADVISORY SERVICE RECOMMENDS VOTING “FOR”

In its June 11, 2013 report, ISS recommended that its clients vote FOR the proposed merger, stating “The offer price represents a 1-day premium of 21.3 percent and a 23.5 percent premium to the 30-day VWAP, over the company’s unaffected share price on the day prior to the announcement. In addition, the offer was in line with the ranges presented in the fairness opinion.” ISS is widely recognized as the leading independent proxy advisory firm in the world, whose recommendations are relied upon by hundreds of major institutional investment firms, mutual funds, and other fiduciaries.

YOUR VOTE COUNTS—PLEASE VOTE TODAY!

Please note that we encourage all shareholders, especially those who reside outside the US, to submit their proxies by telephone or by Internet, to ensure that their shares are represented at the special meeting.

Thank you in advance for your participation and support of this transaction.

Very truly yours,

You-Bin Leng

Chairman and Chief Executive Officer

IF YOU FAIL TO VOTE, IT WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER AGREEMENT.

Since time is short, we encourage you to vote by telephone or by Internet—simply follow the easy instructions on the enclosed proxy card.

If you have any questions, or need assistance in voting
your shares, please call the firm assisting us in the solicitation of proxies,
INNISFREE M&A INCORPORATED:
1-888-750-5834 (toll-free from the US and Canada)
+1-412-232-3651 (from other countries)
or
Feihe International, Inc.:
Renee Ren +86 10 8457 4688-8810 (China)
Judy Tu +86 10 6431 3251 (China)